8-K Cover

EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY ANNOUNCES BOARD AND MANAGEMENT CHANGES

Thomas E. Prince Appointed Interim CEO to Succeed Daniel D. Rosenthal

Michael D. Bozarth and Gary W. Brummett Appointed Chairman and Vice Chairman,
Respectively, Following Retirement of Founder Maurice L. McAlister

NEWPORT BEACH, Calif., — July 24, 2008 — Downey Financial Corp. (NYSE: DSL) (“Downey” or “the Company”) today announced that its Board of Directors has appointed Thomas E. Prince, 61, currently Downey’s Executive Vice President and Chief Operating Officer, as the interim Chief Executive Officer of the Company and Downey Savings and Loan Association, F.A., effective immediately. Mr. Prince succeeds Daniel D. Rosenthal, 55, who has retired as CEO and Vice Chairman. Mr. Prince has also been appointed to the boards of both entities. The Company has initiated a search for a permanent CEO.

The Company also announced that Maurice L. “Mac” McAlister, 83, Chairman of the Board and the Company’s founder and largest shareholder, has retired from the boards of both entities. Two independent directors, Michael D. Bozarth, 46, and Gary W. Brummett, 50, have been appointed Chairman and Vice Chairman of the boards, respectively, succeeding Messrs. McAlister and Rosenthal in those capacities.

“Tom is a seasoned executive with a strong background in banking and over 16 years with Downey. He has the experience and capability to manage the Company through this transition,” said Mr. Bozarth. “Under Tom’s leadership, we will navigate the current difficult market environment with shareholder value as our guiding principle.”

“Downey is a special company and I feel deeply honored and privileged to have the opportunity to lead it at this challenging time,” said Mr. Prince. “I have been a part of the banking industry for over four decades and with the Company for over 16 years and I am passionate about this business and our customers and employees. I look forward to working closely with our Board, management team and all of our employees to help shape the future of the Company for all of our stakeholders, including our continued commitment to help as many borrowers as possible stay in their homes.”

“Building Downey has been a significant and very satisfying life achievement,” said Mr. McAlister. “After over 51 years at the Company, I believe that it is an appropriate time for me to retire as Chairman of the Downey Board. I have been very fortunate to enjoy such a wonderful and full career at Downey, and to have had the opportunity to serve as both President and Chairman during my tenure with the Company. I have tremendous confidence that our Board and management team can lead Downey through this challenging period for our bank and for the industry as a whole.”

“On behalf of Downey’s Board and management, I would like to express our gratitude to Mac for his dedicated leadership and countless contributions to Downey,” continued Mr. Bozarth. “His guidance and insight have been key drivers of the growth of the Company for over a half a century. We would also like to thank Dan for his commitment to the Company for over 30 years. We wish them both well.”

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Additionally, the Company’s Board of Directors is exploring a broad range of strategic alternatives to address the challenges faced by the Company in the current environment. The Board of Directors has formed a special committee of independent directors to oversee this process comprised of Mr. Brummett (Chair), Mr. Bozarth and director Michael B. Abrahams. The Board has retained Sandler O’Neill + Partners, L.P. as its financial advisor.

“The Company has historically maintained high levels of capital. Our Board is committed to moving forward as promptly and aggressively as possible to take all appropriate and necessary action to keep the Company on a firm and solid footing, fully able to meet the challenges of current market conditions,” said Mr. Bozarth. “As the Board reviews alternatives and undertakes a search for a permanent CEO with the assistance of its advisors, we are fortunate to have a deeply experienced management team whose attention will remain firmly focused on the business. Finally, given the importance of this point in Downey’s history, we are unified in our commitment to acting in the best interests of all of our stakeholders.”

The Company noted that there can be no assurance that the exploration of alternatives will result in any transaction. The Company does not intend to disclose developments with respect to the exploration of alternatives unless and until its Board of Directors has approved a specific transaction.

Leadership Bios

Thomas E. Prince
In March 2006, Mr. Prince became Executive Vice President and Chief Operating Officer of both Downey Financial Corp. and the Bank, having previously served since September 2004 as Chief Operating Officer and Chief Financial Officer. Mr. Prince joined Downey and the Bank in May 1992 as Executive Vice President and Chief Financial Officer. Prior to May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

Michael D. Bozarth
Mr. Bozarth has served as a director of Downey and the Bank since 2006. Since March 2007, Mr. Bozarth has served as a Managing Director of Alumni Capital Network, a New York based private equity firm. Prior thereto, Mr. Bozarth served as a Managing Partner in the Financial Services Industry Practice at Accenture. Mr. Bozarth served at Accenture, a global management consulting, technology services and outsourcing company, from 1984 to 2005 in a number of consulting positions. Mr. Bozarth’s practice has focused, in part, on strategy, planning and the implementation of large scale technology infrastructure programs for some of the largest retail banks, lenders and credit card companies both domestically and internationally.

Gary W. Brummett
Mr. Brummett has served as a director of Downey and the Bank since 2006. Mr. Brummett served as a member on the Boards of Directors of Commercial Capital Bancorp, Inc. and Hawthorne Financial Corp. until the completion of the respective merger of each institution. Since 1997, Mr. Brummett has served as Managing Partner of Peak View Advisors, LLC, a Los Angeles based company which specializes in providing consulting services to the financial services industry. Mr. Brummett served at Cal Fed Bancorp Inc. from 1985 to 1997 in various executive positions, including Chief Operating Officer and Principal Financial Officer.

About Downey Financial Corp.
Downey Financial Corp., with assets of $12.6 billion, has 169 branches throughout California and five in Arizona.

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Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Actual results or outcomes may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, new, changed or increased regulatory restrictions, pending or threatened litigation, a decrease in Downey’s customers, including a decrease in Downey’s deposit base, the possible loss of key personnel, the inability to successfully implement strategic initiatives, changes in deposit flows and loan demand, risk of credit losses, risk associated with residential mortgage lending, risk associated with a slowdown in the housing market or high interest rates, fluctuations in interest rates, credit quality, the outcome of ongoing audits by taxing authorities and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by law. Downey is not able to make any assurances regarding future outcomes or trends, including but not limited to any assurances that we will have adequate liquidity in future periods, or as to the sufficiency of capital levels in future periods.

For further information, contact: Brian E. Côté, Chief Financial Officer at (949) 509-4420.

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